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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): December 20, 2002

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 9 are not included because they are inapplicable.

This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based upon knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events

Lakeland Project Placed into Administrative Receivership in the United Kingdom

Edison Mission Energy is a wholly-owned, indirect subsidiary of Edison International.  Edison Mission Energy's
Lakeland project operated a 220 MW combined cycle, natural gas-fired power plant located in the United Kingdom.
Ownership of the project is held through Edison Mission Energy's indirect subsidiary, Lakeland Power Ltd., which sold power generated from the plant pursuant to a power sales agreement with Norweb Energi Ltd, which is a direct subsidiary of TXU (UK) Holdings Limited (TXU UK) and an indirect subsidiary of TXU Europe Group plc (TXU Europe).

As previously reported, TXU UK and TXU Europe, together with a related entity, TXU Europe Energy Trading Limited
(TXU Energy), entered into formal administration proceedings in the United Kingdom (similar to bankruptcy proceedings in the United States) on November 19, 2002.  As a result of these actions and their effect on Norweb
Energi Ltd. and Edison Mission Energy's contractual arrangements with other parties, the Lakeland power plant currently is not operating.  In December 2002, the directors of Norweb Energi Ltd. appointed a liquidator to wind up its contractual rights and obligations.

On December 4, 2002, Norweb Energi Ltd. provided a notice of disclaimer of the Power Sales Agreement dated October 20,
1989 (as amended from time to time) between Lakeland Power Ltd. and Norweb Energi Ltd. (as successor to North Western
Electricity Board) under Section 178 of the Insolvency Act.  The disclaimer is effectively a termination of the power sales agreement.

On December 19, 2002, the lenders to the Lakeland project accelerated the debt owing under the bank agreement that governs the project's indebtedness primarily as a result of the notice of disclaimer of the power sales agreement by
Norweb Energi Ltd.  The bank loans of Lakeland Power Ltd. are non-recourse to Edison Mission Energy.  Furthermore, the defaults on these loans do not cross-default to any other indebtedness of Edison Mission Energy or its affiliates.

On December 20, 2002, the project's lenders exercised their right to appoint Michael Thomas Seery and Michael Vincent
McLoughlin, partners with KPMG LLP, as administrative receiver over the assets of Lakeland Power Ltd.  This followed discussions over the past several weeks regarding future operations of the power plant.  The administrative receiver is appointed to take control of the affairs of Lakeland Power Ltd. and has a wide range of powers (specified in the
Insolvency Act 1986), including authorizing the sale of the power plant.  The appointment of the administrative receiver results in the treatment of Lakeland power plant as an asset held for sale under Statement of Financial Accounting
Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144).

The events related to the Lakeland project will result in an impairment charge and a provision for bad debts of approximately $100 million ($70 million after tax) in the fourth quarter ended December 31, 2002, arising from the write-down by Edison Mission Energy of the Lakeland power plant and related claims under the power sales agreement (an asset group under SFAS No. 144) to their fair market value.  Edison Mission Energy will account for the Lakeland project as a discontinued operation in its Annual Report on Form 10-K for the year ended December 31, 2002, and will no longer consolidate the activities of Lakeland Power Ltd. due to the loss of control arising from the appointment of the administrative receiver.

The Edison Mission Energy consolidated financial statements for the years ended 2001 and 2000 were subject to an audit by
Arthur Andersen LLP which was presented in Edison Mission Energy's 2001 Annual Report on Form 10-K.  Edison Mission
Energy has appointed PricewaterhouseCoopers LLP as the auditor for its 2002 consolidated financial statements.  Under
Statement of Auditing Standards No. 58, Reports on Audited Financial Statements, a re-audit ordinarily is necessary for discontinued operations which require reclassification of prior years consolidated financial statements to conform to the separate presentation of discontinued operations in such financial statements in accordance with SFAS No. 144.  Edison
Mission Energy has been advised by PricewaterhouseCoopers LLP that a re-audit of its 2001 and 2000 consolidated financial statements is required as a result of the classification of the Lakeland project as a discontinued operation.

Conditional Agreement by Contact Energy to Acquire Taranaki Power Station

On December 23, 2002, Contact Energy Ltd., a New Zealand publicly traded energy company 51% owned by Edison Mission
Energy, announced that it has entered into a conditional agreement with NGC Holdings Ltd. to acquire the Taranaki
Combined Cycle power station and related interests for NZ$500 million.  The Taranaki station is a 357 MW combined cycle, natural gas-fired plant located near Stratford, New Zealand.  The acquisition is conditioned on, among other things,
Contact Energy gaining a clearance from the New Zealand Commerce Commission, approval by the shareholders of NGC, and the termination of a cross border leveraged lease currently in existence.  Subject to satisfaction of the closing conditions, a closing is expected in February 2003.  As a result of the proposed acquisition and the financing to be obtained by
Contact Energy to finance such acquisition, Standard and Poor's lowered the long-term credit rating of Contact Energy from BBB+ to BBB.

United Airlines Bankruptcy and Aircraft Leases

As previously reported, Edison International's wholly-owned, indirect subsidiary Edison Capital has leased two aircraft to United Airlines.  United Airlines filed for United States bankruptcy court protection on December 9,
2002.  United Airlines has proposed restructuring the leases for both of Edison Capital's aircraft, which would result in Edison Capital receiving no further rent payments.  As a result, Edison Capital will take a write-down of $35 million against earnings for the fourth quarter ended December 31, 2002.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                      EDISON INTERNATIONAL
                                                                           (Registrant)

                                                                     /S/ KENNETH S. STEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

January 9, 2003